Exhibit 99.1

Jamf Announces First Quarter 2023 Financial Results
•Q1 total revenue year-over-year growth of 22% to $132.2 million
•ARR year-over-year growth of 21% to $526.6 million as of March 31, 2023
•Cash flow provided by operations of $68.2 million for the TTM ended March 31, 2023, or 14% of TTM total revenue; unlevered free cash flow of $72.8 million for the TTM ended March 31, 2023, or 14% of TTM total revenue
MINNEAPOLIS – May 4, 2023 – Jamf (NASDAQ: JAMF), the standard in managing and securing Apple at work, today announced financial results for its first quarter ended March 31, 2023.
“Jamf is pleased to report that our first quarter of 2023 marks the 12th consecutive quarter where Jamf outperformed expectations,” said Dean Hager, CEO. “This performance, amid the backdrop of a difficult macroeconomic environment, is a testament to Jamf’s strong business fundamentals and exceptional execution by our team. Over the three years since filing for our IPO, Jamf has added over $300 million of total ARR, including $100 million from its new line of security solutions. This market demand provides resiliency in a challenging economy and tremendous opportunity when market conditions improve.”
First Quarter 2023 Financial Highlights
•ARR: ARR of $526.6 million as of March 31, 2023, an increase of 21% year-over-year.
•Revenue: Total revenue of $132.2 million, an increase of 22% year-over-year.
•Gross Profit: GAAP gross profit of $102.5 million, or 78% of total revenue, compared to $80.0 million in the first quarter of 2022. Non-GAAP gross profit of $108.4 million, or 82% of total revenue, compared to $87.5 million in the first quarter of 2022.
•Operating Loss/Income: GAAP operating loss of $25.5 million, or (19)% of total revenue, compared to $23.7 million in the first quarter of 2022. Non-GAAP operating income of $6.1 million, or 5% of total revenue, compared to $5.8 million in the first quarter of 2022.
•Cash Flow: Cash flow provided by operations of $68.2 million for the TTM ended March 31, 2023, or 14% of TTM total revenue, compared to $58.2 million for the TTM ended March 31, 2022. Unlevered free cash flow of $72.8 million for the TTM ended March 31, 2023, or 14% of TTM total revenue, compared to $61.9 million for the TTM ended March 31, 2022.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains descriptions of these reconciliations.
Jamf Announces CEO Transition Plan, Appoints John Strosahl as Chief Executive Officer
Jamf today also announced a CEO transition plan, appointing John Strosahl as Chief Executive Officer to succeed retiring Chief Executive Officer Dean Hager, effective September 2, 2023.
Mr. Strosahl, who currently serves as Jamf’s President and Chief Operating Officer, has been with the company since 2015. Mr. Strosahl first joined the company to lead Jamf’s global revenue organization as Chief Revenue Officer and was promoted to Jamf Chief Operating Officer in 2020 and President in 2022. Since joining Jamf, Mr. Strosahl has made an incredible impact on the business, including driving Jamf’s shift from license revenue to recurring revenue and expanding Jamf’s reach globally.

Mr. Hager will remain a member of Jamf’s Board of Directors following his retirement as Chief Executive Officer and will work closely with Mr. Strosahl to facilitate a seamless transition. Mr. Strosahl will also join Jamf’s Board of Directors, effective concurrently with his promotion to Chief Executive Officer.

Recent Business Highlights
•Ended the first quarter serving more than 72,500 customers with 30.8 million total devices on our platform.
•Showcased new ways Jamf is empowering IT, simplifying access for users with ZTNA as part of Jamf Connect, and protecting company resources with key conditional access partnerships with Microsoft, AWS and Google during the second annual Spring Event.
•Expanded strategic partnership with Okta to deliver best-in-class identity security utilizing Apple’s Platform Single Sign-on and Enrollment Single Sign-on.
•Joined the Microsoft Intelligent Security Association (MISA), an ecosystem of software vendors and managed security providers that have integrated their solutions with Microsoft security technology to help customers better defend themselves against increasingly sophisticated cyber threats.
•Launched Jamf Executive Threat Protection, an advanced detection and response tool designed for mobile devices that provides organizations with an efficient, remote method to monitor devices and respond to advanced attacks.
•Jamf Safe Internet, a best-in-class web content filtering and threat protection solution for education, launched support for Google Chromebook and announced it will become available for Windows PCs starting this summer.
•Released Employee Badge with Jamf Trust in partnership with SwiftConnect, bringing modernized access to physical workspaces with digital employee badges.
•Earned Corporate Vision’s 2023 Security Award for the “Most Advanced Workplace Device Management Solution,” reinforcing the importance of a strong device management solution in an organization’s security posture.
Financial Outlook
For the second quarter of 2023, Jamf currently expects:
•Total revenue of $133.5 to $135.5 million
•Non-GAAP operating income of $4.5 to $5.5 million
For the full year 2023, Jamf currently expects:
•Total revenue of $559.0 to $563.0 million
•Non-GAAP operating income of $41.0 to $43.0 million
To assist with modeling, for the second quarter of 2023 and full year 2023, amortization is expected to be approximately $10.5 million and $42.0 million, respectively. In addition, for the second quarter of 2023 and full year 2023, stock-based compensation and related payroll taxes are expected to be approximately $31.4 million and $107.4 million, respectively.
Jamf is unable to provide a quantitative reconciliation of forward-looking guidance of non-GAAP operating income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, offering costs, amortization, and stock-based compensation and related payroll taxes. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated non-GAAP operating income.
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Webcast and Conference Call Information
Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on May 4, 2023.
The conference call will be webcast live on Jamf’s Investor Relations website at https://ir.jamf.com, along with the earnings press release, financial tables, earnings presentation, and investor presentation. Those parties interested in participating via telephone may register on Jamf’s Investor Relations website.
A replay of the call will be available on the Investor Relations website beginning on May 4, 2023, at approximately 6:00 p.m. Central Time (7:00 p.m. Eastern Time).
Please note that Jamf uses its https://ir.jamf.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of non-GAAP operating expenses, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP income before income taxes, non-GAAP provision for income taxes as it relates to the calculation of non-GAAP net income, non-GAAP net income, free cash flow, free cash flow margin, unlevered free cash flow, and unlevered free cash flow margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, amortization expense, acquisition-related expenses, acquisition-related earnout, offering costs, foreign currency transaction (gain) loss, payroll taxes related to stock-based compensation, legal settlement, loss on extinguishment of debt, amortization of debt issuance costs, and system transformation costs. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in our financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this press release. We strongly encourage investors to review our consolidated financial statements included in our publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.
Forward-Looking Statements
This press release and the accompanying conference call contain “forward-looking statements” within the meaning of federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance (including our outlook and guidance), the demand for our platform, anticipated impacts of macroeconomic conditions on our business, our expectations regarding business benefits and financial impacts from our acquisitions, partnerships and investments, statements related to our CEO transition, and our ability to deliver on our long-term strategy.
The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, as well as the subsequent periodic and current reports and other filings that we make with the Securities and Exchange Commission from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and the accompanying conference call relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About Jamf
Jamf’s purpose is to simplify work by helping organizations manage and secure an Apple experience that end users love and organizations trust. Jamf is the only company in the world that provides a complete management and security solution for an Apple-first environment designed to be enterprise secure, consumer simple and protect personal privacy. To learn more, visit www.jamf.com.
Investor Contacts
Jennifer Gaumond
Michael Thomas
ir@jamf.com
Media Contact
Rachel Nauen
media@jamf.com

Jamf Holding Corp.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$200,340	$224,338
Trade accounts receivable, net of allowances of $427 and $445	84,392	88,163
Income taxes receivable	806	465
Deferred contract costs	18,780	17,652
Prepaid expenses	22,903	14,331
Other current assets	6,535	6,097
Total current assets	333,756	351,046
Equipment and leasehold improvements, net	18,615	19,421
Goodwill	862,747	856,925
Other intangible assets, net	209,509	218,744
Deferred contract costs, non-current	41,933	39,643
Other assets	42,409	43,763
Total assets	$1,508,969	$1,529,542

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,982	$15,393
Accrued liabilities	48,993	67,051
Income taxes payable	547	486
Deferred revenues	278,407	278,038
Total current liabilities	342,929	360,968
Deferred revenues, non-current	62,435	68,112
Deferred tax liability, net	5,539	5,505
Convertible senior notes, net	365,127	364,505
Other liabilities	27,480	29,114
Total liabilities	803,510	828,204
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	124	123
Additional paid-in capital	1,072,148	1,049,875
Accumulated other comprehensive loss	(33,904)	(39,951)
Accumulated deficit	(332,909)	(308,709)
Total stockholders’ equity	705,459	701,338
Total liabilities and stockholders’ equity	$1,508,969	$1,529,542

Jamf Holding Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Subscription	$127,230	$102,201
Services	4,384	3,944
License	598	2,113
Total revenue	132,212	108,258
Cost of revenue:
Cost of subscription(1)(2)(3)(4) (exclusive of amortization expense shown below)	23,159	19,902
Cost of services(1)(3)(4) (exclusive of amortization expense shown below)	3,292	3,107
Amortization expense	3,296	5,218
Total cost of revenue	29,747	28,227
Gross profit	102,465	80,031
Operating expenses:
Sales and marketing(1)(2)(3)(4)	60,208	46,325
Research and development(1)(2)(3)(4)	32,072	24,802
General and administrative(1)(2)(3)(4)(5)	28,436	25,612
Amortization expense	7,241	7,029
Total operating expenses	127,957	103,768
Loss from operations	(25,492)	(23,737)
Interest income (expense), net	1,285	(859)
Foreign currency transaction gain (loss)	604	(781)
Loss before income tax provision	(23,603)	(25,377)
Income tax provision	(597)	(252)
Net loss	$(24,200)	$(25,629)
Net loss per share, basic and diluted	$(0.20)	$(0.21)
Weighted‑average shares used to compute net loss per share, basic and diluted	123,422,066	119,594,341
(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cost of revenue:
Subscription	$2,267	$1,955
Services	309	304
Sales and marketing	7,499	5,859
Research and development	5,033	3,859
General and administrative	4,442	4,033
	$19,550	$16,010

(2) Includes payroll taxes related to stock-based compensation as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cost of revenue:
Subscription	$12	$—
Sales and marketing	104	12
Research and development	71	27
General and administrative	76	97
	$263	$136
(3) Includes depreciation expense as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cost of revenue:
Subscription	$315	$320
Services	39	45
Sales and marketing	805	684
Research and development	467	359
General and administrative	261	238
	$1,887	$1,646
(4) Includes acquisition-related expense as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cost of revenue:
Subscription	$—	$38
Services	1	—
Sales and marketing	—	7
Research and development	51	263
General and administrative	706	793
	$758	$1,101
(5) Includes system transformation costs as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
General and administrative	$441	$—
General and administrative also includes acquisition-related earnout of $0.1 million for the three months ended March 31, 2022. The acquisition-related earnout was an expense for the three months ended March 31, 2022 reflecting the increase in fair value of the Digita acquisition contingent liability due to growth in sales of our Jamf Protect product.

Jamf Holding Corp.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(24,200)	$(25,629)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	12,424	13,893
Amortization of deferred contract costs	4,774	3,755
Amortization of debt issuance costs	684	679
Non-cash lease expense	1,493	1,291
Provision for credit losses and returns	14	128
Share‑based compensation	19,550	16,010
Deferred tax benefit	(27)	(468)
Adjustment to contingent consideration	—	88
Other	(677)	725
Changes in operating assets and liabilities:
Trade accounts receivable	3,915	(2,190)
Income tax receivable/payable	(273)	533
Prepaid expenses and other assets	(8,598)	(3,668)
Deferred contract costs	(8,145)	(6,952)
Accounts payable	(575)	(413)
Accrued liabilities	(19,765)	(11,250)
Deferred revenue	(5,394)	10,478
Net cash used in operating activities	(24,800)	(2,990)
Investing activities
Acquisitions, net of cash acquired	—	(4,023)
Purchases of equipment and leasehold improvements	(1,121)	(1,964)
Purchase of investments	(750)	—
Other	14	8
Net cash used in investing activities	(1,857)	(5,979)
Financing activities
Debt issuance costs	—	(50)
Cash paid for contingent consideration	(206)	(4,588)
Proceeds from the exercise of stock options	2,723	1,197
Net cash provided by (used in) financing activities	2,517	(3,441)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	42	(145)
Net decrease in cash, cash equivalents, and restricted cash	(24,098)	(12,555)
Cash, cash equivalents, and restricted cash, beginning of period	231,921	177,150
Cash, cash equivalents, and restricted cash, end of period	$207,823	$164,595

Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$200,340	$164,595
Restricted cash included in other current assets	283	—
Restricted cash included in other assets	7,200	—
Total cash, cash equivalents, and restricted cash	$207,823	$164,595

Jamf Holding Corp.
Supplemental Financial Information
Disaggregated Revenues
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
SaaS subscription and support and maintenance	$120,762	$96,350
On‑premise subscription	6,468	5,851
Subscription revenue	127,230	102,201
Professional services	4,384	3,944
Perpetual licenses	598	2,113
Non‑subscription revenue	4,982	6,057
Total revenue	$132,212	$108,258

Jamf Holding Corp.
Supplemental Information
Key Business Metrics
(in millions, except number of customers and percentages)
(unaudited)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

ARR	$526.6	$512.5	$490.5	$466.0	$436.5

ARR from management solutions as a percent of total ARR	80%	80%	82%	82%	83%

ARR from security solutions as a percent of total ARR	20%	20%	18%	18%	17%

ARR from commercial customers as a percent of total ARR	72%	72%	71%	71%	70%

ARR from education customers as a percent of total ARR	28%	28%	29%	29%	30%

Dollar-based net retention rate (1)	111%	113%	115%	117%	120%

Devices	30.8	30.0	29.3	28.4	26.8

Customers	72,500	71,000	69,000	67,000	62,000
(1) The dollar-based net retention rate for March 31, 2022 was based on our Jamf legacy business and does not include Wandera since it had not been a part of our business for the full trailing twelve months.

Jamf Holding Corp.
Supplemental Financial Information
Reconciliation of GAAP to non-GAAP Financial Data
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating expenses	$127,957	$103,768
Amortization expense	(7,241)	(7,029)
Stock-based compensation	(16,974)	(13,751)
Acquisition-related expense	(757)	(1,063)
Acquisition-related earnout	—	(88)
Payroll taxes related to stock-based compensation	(251)	(136)
System transformation costs	(441)	—
Non-GAAP operating expenses	$102,293	$81,701

	Three Months Ended March 31,
	2023	2022
Gross profit	$102,465	$80,031
Amortization expense	3,296	5,218
Stock-based compensation	2,576	2,259
Acquisition-related expense	1	38
Payroll taxes related to stock-based compensation	12	—
Non-GAAP gross profit	$108,350	$87,546
Gross profit margin	78%	74%
Non-GAAP gross profit margin	82%	81%

	Three Months Ended March 31,
	2023	2022
Operating loss	$(25,492)	$(23,737)
Amortization expense	10,537	12,247
Stock-based compensation	19,550	16,010
Acquisition-related expense	758	1,101
Acquisition-related earnout	—	88
Payroll taxes related to stock-based compensation	263	136
System transformation costs	441	—
Non-GAAP operating income	$6,057	$5,845
Operating loss margin	(19)%	(22)%
Non-GAAP operating income margin	5%	5%

	Three Months Ended March 31,
	2023	2022
Net loss	$(24,200)	$(25,629)
Exclude: income tax provision	(597)	(252)
Loss before income tax provision	(23,603)	(25,377)
Amortization expense	10,537	12,247
Stock-based compensation	19,550	16,010
Foreign currency transaction (gain) loss	(604)	781
Amortization of debt issuance costs	684	679
Acquisition-related expense	758	1,101
Acquisition-related earnout	—	88
Payroll taxes related to stock-based compensation	263	136
System transformation costs	441	—
Non-GAAP income before income taxes	8,026	5,665
Non-GAAP provision for income taxes (1)	(1,926)	(1,360)
Non-GAAP net income	$6,100	$4,305
Net loss per share:
Basic	$(0.20)	$(0.21)
Diluted	$(0.20)	$(0.21)
Weighted‑average shares used in computing net loss per share:
Basic	123,422,066	119,594,341
Diluted	123,422,066	119,594,341
Non-GAAP net income per share:
Basic	$0.05	$0.04
Diluted	$0.05	$0.03
Weighted-average shares used in computing non-GAAP net income per share:
Basic	123,422,066	119,594,341
Diluted	133,959,253	129,620,460
(1) In accordance with the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretation, the Company’s blended U.S. statutory rate of 24% is used as an estimate for the current and deferred income tax expense associated with our non-GAAP income before income taxes.

	Three Months Ended March 31,			Years Ended December 31,
	2023	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(24,800)	$(2,990)	$4,023	$90,005	$65,165
Less:
Purchases of equipment and leasehold improvements	(1,121)	(1,964)	(3,290)	(7,727)	(9,755)
Free cash flow	(25,921)	(4,954)	733	82,278	55,410
Add:
Cash paid for interest	313	293	3	763	967
Cash paid for acquisition-related expense	403	960	61	4,480	5,039
Cash paid for system transformation costs	773	—	—	—	—
Cash paid for contingent consideration	6,000	—	—	—	—
Cash paid for legal settlement	—	—	—	—	5,000
Unlevered free cash flow	$(18,432)	$(3,701)	$797	$87,521	$66,416
Total revenue	$132,212	$108,258	$80,727	$478,776	$366,388
Net cash (used in) provided by operating activities as a percentage of total revenue	(19)%	(3)%	5%	19%	18%
Free cash flow margin	(20)%	(5)%	1%	17%	15%
Unlevered free cash flow margin	(14)%	(3)%	1%	18%	18%

	Trailing Twelve Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$68,195	$58,152
Less:
Purchases of equipment and leasehold improvements	(6,884)	(8,429)
Free cash flow	61,311	49,723
Add:
Cash paid for interest	783	1,257
Cash paid for acquisition-related expense	3,923	5,938
Cash paid for system transformation costs	773	—
Cash paid for contingent consideration	6,000	—
Cash paid for legal settlement	—	5,000
Unlevered free cash flow	$72,790	$61,918
Total revenue	$502,730	$393,919
Net cash provided by operating activities as a percentage of total revenue	14%	15%
Free cash flow margin	12%	13%
Unlevered free cash flow margin	14%	16%